Exhibit 99.1

Air Lease Corporation Announces Fiscal Year and Fourth Quarter 2016 Results

Los Angeles, California, February 23, 2017 — Air Lease Corporation (ALC) (NYSE: AL) announces record financial results for the year and three months ended December 31, 2016.

•	Revenues:

o	$1.4 billion for the full year 2016, an increase of 16.0%

o	$370.5 million for the fourth quarter of 2016, an increase of 13.4%

•	Diluted earnings per share:

o	$3.44 for the full year 2016, an increase of 47.0%

o	$0.89 for the fourth quarter of 2016, an increase of 20.3%

•	Adjusted diluted earnings per share before income taxes:

o	$5.67 per share for the full year 2016, an increase of 22.2%

o	$1.48 per share for the fourth quarter of 2016, an increase of 22.3%

•	Margin:

o	Pre-tax margin of 40.9% for the full year 2016

o	Adjusted pre-tax margin of 44.1% for the full year 2016

•	Return on equity:

o	Pre-tax return on equity of 18.1% for the full year 2016

o	Adjusted pre-tax return on equity of 19.5% for the full year 2016

Highlights

•	Signed agreements for 122 aircraft with 39 customers across 33 countries during the year ended December 31, 2016.

•	Ended the year with a net book value of $12.0 billion in aircraft with a weighted average age of 3.8 years and a weighted average lease term remaining of 6.9 years.

•	Minimum future contracted rentals for our current and future fleet increased to $23.8 billion.

•	Placed 92% of our order book on long-term leases for aircraft delivering through 2019.

•

Sold 46 aircraft for proceeds of $1.2 billion during the year ended December 31, 2016, including the completion of the sales for all of our remaining ATR aircraft and 20 of our 25 Embraer aircraft to Nordic Aviation Capital.

•	In January 2017, we received an investment grade corporate and long-term debt credit rating of 'BBB' with a stable outlook from Fitch Ratings Inc ("Fitch").

•

Declared a quarterly cash dividend of $0.075 per share on our outstanding common stock for the fourth quarter of 2016.  The dividend will be paid on April 7, 2017 to holders of record of our common stock as of March 20, 2017.

“We had a great fourth quarter and a terrific year, posting record financial results in a highly competitive lease market.  Global passenger growth increased a healthy 6.3% in 2016 and continues to provide a fundamental stimulus to our business going forward. We completed the sale of all but five units (scheduled to be completed Q1 2017) of our Embraer fleet to NAC, which for the first time drove our aircraft sales over $1 billion for the year. We continue to pursue strategic initiatives that build on our core competencies, and we enter 2017 with a tailwind from our new investment grade 'BBB' rating from Fitch,” said John L. Plueger, Chief Executive Officer and President.

“Our team positioned ALC for future growth with the quality and earning power of our jet fleet, lessee diversification, and a solid balance sheet, with investment grade ratings from three agencies. We successfully pre-leased more single-aisle and twin-aisle aircraft than in any previous year, which we believe has enabled us to lock in excellent long-term commercial business with stable and growing cash flows. The professionalism with which the ALC team performed, on both new aircraft leasing and sales of used aircraft, deserves much credit. We focused on building shareholder value during 2016 by producing strong financial results and by increasing our common stock dividends by 50%. We believe we are well positioned for another successful year in 2017,” said Steven F. Udvar-Házy, Executive Chairman of the Board.

The following table summarizes the results for the three months and years ended December 31, 2016 and 2015 (in thousands, except per share amounts):

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2016	2015	$ change	% change	2016	2015	$ change	% change
Revenues	$370,487	$326,697	$43,790	13.4%	$1,419,055	$1,222,840	$196,215	16.0%
Income before taxes	$149,403	$124,703	$24,700	19.8%	$580,238	$392,953	$187,285	47.7%
Net income	$96,988	$80,899	$16,089	19.9%	$374,925	$253,391	$121,534	48.0%
Adjusted net income before income taxes(1)	$162,314	$132,578	$29,736	22.4%	$622,871	$507,982	$114,889	22.6%
Diluted EPS	$0.89	$0.74	$0.15	20.3%	$3.44	$2.34	$1.10	47.0%
Adjusted diluted EPS before income taxes(1)	$1.48	$1.21	$0.27	22.3%	$5.67	$4.64	$1.03	22.2%

(1)

Adjusted net income before income taxes and adjusted diluted earnings per share before income taxes have been adjusted to exclude the effects of certain non-cash items, one-time or non-recurring items, such as settlement expense, net of recoveries, that are not expected to continue in the future and certain other items. See note 1 under the Consolidated Statements of Income included in this earnings release for a discussion of the non-GAAP measures adjusted net income before income taxes and adjusted diluted EPS before income taxes.

Flight Equipment Portfolio

As of December 31, 2016, our fleet was comprised of 237 owned aircraft, with a weighted-average age and remaining lease term of 3.8 years and 6.9 years, respectively, and 30 managed aircraft.  We have a globally diversified customer base of 85 airlines in 51 countries.

During the year ended December 31, 2016, we took delivery of 43 aircraft from our order book and sold 46 aircraft from our operating lease portfolio.

Below are the key portfolio metrics of our fleet:

	December 31, 2016	December 31, 2015
Fleet size	237	240
Managed fleet	30	29
Order book	363	389

Weighted-average fleet age(1)	3.8 years	3.6 years
Weighted-average remaining lease term(1)	6.9 years	7.2 years
Aggregate fleet net book value	$12.0 billion	$10.8 billion

Current fleet contracted rentals	$9.4 billion	$8.9 billion
Committed fleet rentals	$14.4 billion	$12.0 billion
Total committed rentals	$23.8 billion	$20.9 billion

(1)	Weighted-average fleet age and remaining lease term calculated based on net book value.

The following table details the region concentration of our fleet:

	December 31, 2016	December 31, 2015
Region	% of Net Book Value	% of Net Book Value
Europe	29.5%	30.0%
China	23.0%	22.6%
Asia (excluding China)	22.7%	21.4%
The Middle East and Africa	7.8%	9.5%
Central America, South America and Mexico	7.8%	8.5%
U.S. and Canada	5.4%	4.1%
Pacific, Australia, New Zealand	3.8%	3.9%
Total	100.0%	100.0%

The following table details the composition of our fleet by aircraft type:

	December 31, 2016		December 31, 2015
Aircraft type	Number of Aircraft	% of Total	Number of Aircraft	% of Total
Airbus A319-100	3	1.3%	3	1.3%
Airbus A320-200	44	18.6%	39	16.3%
Airbus A320-200neo	1	0.4%	—	—%
Airbus A321-200	31	13.1%	26	10.9%
Airbus A330-200	17	7.2%	16	6.7%
Airbus A330-300	5	2.1%	5	2.1%
Boeing 737-700	8	3.4%	8	3.3%
Boeing 737-800	95	40.1%	79	32.9%
Boeing 767-300ER	1	0.4%	1	0.4%
Boeing 777-200ER	1	0.4%	1	0.4%
Boeing 777-300ER	22	9.3%	17	7.1%
Boeing 787-9	3	1.3%	—	—%
Embraer E175	—	—%	5	2.1%
Embraer E190	6	2.4%	21	8.7%
ATR 42/72-600	—	—%	19	7.8%
Total	237	100.0%	240	100.0%

Debt Financing Activities

We ended the fourth quarter of 2016 with total debt, net of discounts and issuance costs, of $8.7 billion resulting in a debt to equity ratio of 2.58:1.

Our debt financing was comprised of unsecured debt of $8.1 billion, representing 92.4% of our debt portfolio as of December 31, 2016 as compared to 88.4% as of December 31, 2015.  Our fixed rate debt represented 83.5% of our debt portfolio as of December 31, 2016 as compared to 78.7% as of December 31, 2015.  Our composite cost of funds decreased to 3.42% as of December 31, 2016 as compared to 3.59% as of December 31, 2015.

Our debt financing was comprised of the following at December 31, 2016 and December 31, 2015 (dollars in thousands):

	December 31, 2016	December 31, 2015
Unsecured
Senior notes	$6,953,343	$5,677,769
Revolving credit facility	766,000	720,000
Term financings	211,346	292,788
Convertible senior notes	199,995	200,000
Total unsecured debt financing	$8,130,684	$6,890,557
Secured
Term financings	$619,767	$477,231
Warehouse facilities	—	372,423
Export credit financing	51,574	58,229
Total secured debt financing	$671,341	$907,883

Total secured and unsecured debt financing	$8,802,025	$7,798,440
Less: Debt discounts and issuance costs	(88,151)	(86,019)
Debt financing, net of discounts and issuance costs(1)	$8,713,874	$7,712,421
Selected interest rates and ratios:
Composite interest rate	3.42%	3.59%
Composite interest rate on fixed rate debt	3.69%	4.04%
Percentage of total debt at fixed rate	83.48%	78.70%

(1)	This rate does not include the effect of upfront fees, undrawn fees or issuance cost amortization.

Conference Call

In connection with the earnings release, Air Lease Corporation will host a conference call on February 23, 2017 at 4:30 PM Eastern Time to discuss the Company's financial results for the fourth quarter and year end 2016.

Investors can participate in the conference call by dialing (855) 308-8321 domestic or (330) 863-3465 international. The passcode for the call is 52035371.

The conference call will also be broadcast live through a link on the Investor Relations page of the Air Lease Corporation website at www.airleasecorp.com. Please visit the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the broadcast will be available on the Investor Relations page of the Air Lease Corporation website.

For your convenience, the conference call can be replayed in its entirety beginning at 7:30 PM ET on February 23, 2017 until 7:30 PM ET on March 2, 2017. If you wish to listen to the replay of this conference call, please dial (855) 859-2056 domestic or (404) 537-3406 international and enter passcode 52035371.

About Air Lease Corporation (NYSE: AL)

Air Lease Corporation is a leading aircraft leasing company based in Los Angeles, California that has airline customers throughout the world. ALC and its team of dedicated and experienced professionals are principally engaged in purchasing commercial aircraft and leasing them to its airline customers worldwide through customized aircraft leasing and financing solutions. For more information, visit ALC's website at www.airleasecorp.com.

Contact

Investors:

Ryan McKenna

Vice President

Email: rmckenna@airleasecorp.com

Media:

Laura St. John

Manager, Media and Investor Relations

Email: lstjohn@airleasecorp.com

Forward-Looking Statements

Statements in this press release that are not historical facts are hereby identified as “forward-looking statements,” including any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements, including as a result of the following factors, among others:

•	our inability to make acquisitions of, or lease, aircraft on favorable terms;

•	our inability to sell aircraft on favorable terms;

•

our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

•	our inability to obtain refinancing prior to the time our debt matures;

•	impaired financial condition and liquidity of our lessees;

•	deterioration of economic conditions in the commercial aviation industry generally;

•	increased maintenance, operating or other expenses or changes in the timing thereof;

•	changes in the regulatory environment;

•	potential natural disasters and terrorist attacks and the amount of our insurance coverage, if any, relating thereto; and

•	the factors discussed under “Part I – Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2016, and other SEC filings, including future SEC filings.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

###

Air Lease Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value amounts)

	December 31, 2016	December 31, 2015
Assets
Cash and cash equivalents	$274,802	$156,675
Restricted cash	16,000	16,528
Flight equipment subject to operating leases	13,597,530	12,026,798
Less accumulated depreciation	(1,555,605)	(1,213,323)
	12,041,925	10,813,475
Deposits on flight equipment purchases	1,290,676	1,071,035
Other assets	352,213	297,385
Total assets	$13,975,616	$12,355,098
Liabilities and Shareholders’ Equity
Accrued interest and other payables	$256,775	$215,983
Debt financing, net of discounts and issuance costs	8,713,874	7,712,421
Security deposits and maintenance reserves on flight equipment leases	856,335	853,330
Rentals received in advance	99,385	91,485
Deferred tax liability	667,060	461,967
Total liabilities	$10,593,429	$9,335,186
Shareholders’ Equity
Preferred Stock, $0.01 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.01 par value; authorized 500,000,000 shares; issued and outstanding 102,844,477 and 102,582,669 shares at December 31, 2016 and December 31, 2015, respectively	1,010	1,010
Class B Non-Voting common stock, $0.01 par value; authorized 10,000,000 shares; no shares issued or outstanding	—	—
Paid-in capital	2,237,866	2,227,376
Retained earnings	1,143,311	791,526
Total shareholders’ equity	$3,382,187	$3,019,912
Total liabilities and shareholders’ equity	$13,975,616	$12,355,098

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share, per share amounts and percentages)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(unaudited)
Revenues
Rental of flight equipment	$353,627	$314,263	$1,339,002	$1,174,544
Aircraft sales, trading and other	16,860	12,434	80,053	48,296
Total revenues	370,487	326,697	1,419,055	1,222,840

Expenses
Interest	66,389	61,983	255,259	235,637
Amortization of debt discounts and issuance costs	8,312	7,725	30,942	30,507
Interest expense	74,701	69,708	286,201	266,144

Depreciation of flight equipment	118,720	106,300	452,682	397,760
Settlement	—	—	—	72,000
Selling, general and administrative	23,064	21,336	82,993	76,961
Stock-based compensation	4,599	4,650	16,941	17,022
Total expenses	221,084	201,994	838,817	829,887

Income before taxes	149,403	124,703	580,238	392,953
Income tax expense	(52,415)	(43,804)	(205,313)	(139,562)
Net income	$96,988	$80,899	$374,925	$253,391

Net income per share of Class A and B common stock
Basic	$0.94	$0.79	$3.65	$2.47
Diluted	$0.89	$0.74	$3.44	$2.34
Weighted-average shares outstanding
Basic	102,843,867	102,581,742	102,801,161	102,547,774
Diluted	111,000,951	110,629,779	110,798,727	110,628,865

Other financial data (unaudited)
Pre-tax profit margin	40.3%	38.2%	40.9%	32.1%
Adjusted net income before income taxes(1)	$162,314	$132,578	$622,871	$507,982
Adjusted margin before income taxes(1)	43.8%	41.1%	44.1%	41.7%
Adjusted diluted earnings per share before income taxes(1)	$1.48	$1.21	$5.67	$4.64
Pre-tax return on equity			18.1%	13.6%
Adjusted pre-tax return on equity(1)			19.5%	17.5%

(1)

Adjusted net income before income taxes (defined as net income excluding the effects of certain non-cash items, one-time or non-recurring items, such as settlement expense, net of recoveries, that are not expected to continue in the future and certain other items), adjusted margin before income taxes (defined as adjusted net income before income taxes divided by total revenues, excluding insurance recoveries), adjusted pre-tax return on equity (defined as adjusted net income before income taxes divided by average shareholders' equity) and adjusted diluted earnings per share before income taxes (defined as adjusted net income before income taxes divided by the weighted average diluted common shares outstanding) are measures of operating performance that are not defined by GAAP and should not be considered as an alternative to net income, pre-tax profit margin, earnings per share, pre-tax return on equity, and diluted earnings per share, or any other performance measures derived in accordance with GAAP. Adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes, are presented as supplemental disclosure because management believes they provide useful information on our earnings from ongoing operations.

Management and our board of directors use adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes to assess our consolidated financial and operating performance.  Management believes these measures are helpful in evaluating the operating performance of our ongoing operations and identifying trends in our performance, because they remove the effects of certain non-cash items, one-time or non-recurring items that are not expected to continue in the future and certain other items from our operating results.  Adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted diluted

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share, per share amounts and percentages)

earnings per share before income taxes, however, should not be considered in isolation or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes do not reflect our cash expenditures or changes in or cash requirements for our working capital needs.  In addition, our calculation of adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes may differ from the adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes or analogous calculations of other companies in our industry, limiting their usefulness as a comparative measure.

The following tables show the reconciliation of net income to adjusted net income before income taxes and adjusted margin before income taxes (in thousands, except percentages):

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(unaudited)
Reconciliation of net income to adjusted net income before income taxes:
Net income	$96,988	$80,899	$374,925	$253,391
Amortization of debt discounts and issuance costs	8,312	7,725	30,942	30,507
Stock-based compensation	4,599	4,650	16,941	17,022
Settlement	—	—	—	72,000
Insurance recovery on settlement	—	(4,500)	(5,250)	(4,500)
Provision for income taxes	52,415	43,804	205,313	139,562
Adjusted net income before income taxes	$162,314	$132,578	$622,871	$507,982
Adjusted margin before income taxes(1)	43.8%	41.1%	44.1%	41.7%

(1)	Adjusted margin before income taxes is adjusted net income before income taxes divided by total revenues, excluding insurance recoveries.

The following table shows the reconciliation of net income to adjusted diluted earnings per share before income taxes (in thousands, except share and per share amounts):

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(unaudited)
Reconciliation of net income to adjusted diluted earnings per share before income taxes:
Net income	$96,988	$80,899	$374,925	$253,391
Amortization of debt discounts and issuance costs	8,312	7,725	30,942	30,507
Stock-based compensation	4,599	4,650	16,941	17,022
Settlement	—	—	—	72,000
Insurance recovery on settlement	—	(4,500)	(5,250)	(4,500)
Provision for income taxes	52,415	43,804	205,313	139,562
Adjusted net income before income taxes	$162,314	$132,578	$622,871	$507,982
Assumed conversion of convertible senior notes	1,447	1,472	5,780	5,806
Adjusted net income before income taxes plus assumed conversions	$163,761	$134,050	$628,651	$513,788
Weighted-average diluted shares outstanding	111,000,951	110,629,779	110,798,727	110,628,865
Adjusted diluted earnings per share before income taxes	$1.48	$1.21	$5.67	$4.64

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share, per share amounts and percentages)

The following table shows the reconciliation of net income to adjusted pre-tax return on equity (in thousands, except share and per share amounts):

	Year Ended December 31,
	2016	2015
	(unaudited)
Reconciliation of net income to adjusted pre-tax return on equity:
Net income	$374,925	$253,391
Amortization of debt discounts and issuance costs	30,942	30,507
Stock-based compensation	16,941	17,022
Settlement	—	72,000
Insurance recovery on settlement	(5,250)	(4,500)
Provision for income taxes	205,313	139,562
Adjusted net income before income taxes	$622,871	$507,982

Shareholders' equity as of December 31, 2015 and 2014, respectively	$3,019,912	$2,772,062
Shareholders' equity as of December 31, 2016 and 2015, respectively	$3,382,187	$3,019,912
Average shareholders' equity	$3,201,050	$2,895,987

Adjusted pre-tax return on equity	19.5%	17.5%

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31, 2016	Year Ended December 31, 2015
Operating Activities
Net income	$374,925	$253,391
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of flight equipment	452,682	397,760
Stock-based compensation	16,941	17,022
Deferred taxes	205,313	138,608
Amortization of discounts and debt issuance costs	30,942	30,507
Gain on aircraft sales, trading and other activity	(61,494)	(33,898)
Changes in operating assets and liabilities:
Other assets	(53,114)	4,162
Accrued interest and other payables	45,983	16,635
Rentals received in advance	7,900	15,608
Net cash provided by operating activities	1,020,078	839,795
Investing Activities
Acquisition of flight equipment under operating lease	(1,914,093)	(2,088,646)
Payments for deposits on flight equipment purchases	(868,091)	(597,170)
Proceeds from aircraft sales, trading and other activity	988,040	752,747
Acquisition of furnishings, equipment and other assets	(211,372)	(219,732)
Net cash used in investing activities	(2,005,516)	(2,152,801)
Financing Activities
Issuance of common stock upon exercise of options	20	60
Cash dividends paid	(20,555)	(16,405)
Tax withholdings on stock-based compensation	(5,890)	(5,302)
Net change in unsecured revolving facilities	46,000	151,000
Proceeds from debt financings	2,021,966	1,232,384
Payments in reduction of debt financings	(1,093,910)	(328,248)
Net change in restricted cash	528	(9,059)
Debt issuance costs	(5,042)	(4,518)
Security deposits and maintenance reserve receipts	218,754	218,380
Security deposits and maintenance reserve disbursements	(58,306)	(51,430)
Net cash provided by financing activities	1,103,565	1,186,862
Net increase (decrease) in cash	118,127	(126,144)
Cash and cash equivalents at beginning of period	156,675	282,819
Cash and cash equivalents at end of period	$274,802	$156,675
Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest, including capitalized interest of $40,883 and $40,118 at December 31, 2016 and 2015, respectively	$293,969	$259,968
Supplemental Disclosure of Noncash Activities
Buyer furnished equipment, capitalized interest, deposits on flight equipment purchases and seller financing applied to acquisition of flight equipment and other assets applied to payments for deposits on flight equipment purchases	$873,828	$944,469
Cash dividends declared, not yet paid	$7,714	$5,129